Exhibit 32

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Computer Associates International, Inc., a Delaware corporation (the “Company”), on Form 10-Q for the quarter ending June 30, 2003 as filed with the Securities and Exchange Commission (the “Report”), each of Kenneth D. Cron, Interim Chief Executive Officer of the Company and Jeff Clarke, Chief Operating Officer and Chief Financial Officer of the Company hereby certifies, pursuant to §906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. §1350), that to his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Kenneth D. Cron

Kenneth D. Cron
Interim Chief Executive Officer
July 30, 2004

/s/ Jeff Clarke

Jeff Clarke
Chief Operating Officer and Chief Financial Officer
July 30, 2004

The foregoing certification will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that Section. The foregoing certification will not be deemed to be incorporated by reference into any filing under the Securities Exchange Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.